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                                  EXHIBIT 99.1


Schedule of computation of ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended January 2, 1999 and for the three quarters ended November 6, 1999 and October 3, 1998.


                                     3 Quarters Ended                           Fiscal Years Ended
                            ------------------------------------- ---------------------------------------------------
                            November 6,  October 3,  January 2,   December 27, December 28, December 30, December 31,
                                1999         1998        1999         1997         1996        1995         1994
                            (40 Weeks)   (40 Weeks)   (53 Weeks)   (52 Weeks)  (52 Weeks)    (52 weeks)   (52 weeks)
                            -----------  ----------  ------------ ------------ -----------  ------------ ------------
                                                           (in millions of dollars)
Earnings
  Earnings (loss) from
  continuing operations
  before tax expense
  and extraordinary loss .   $  693      $  433       $  871       $  954       $  701      $  591        $  473
  Fixed charges. . . . . .      794         773        1,038          679          595         596           582
  Capitalized interest . .       (5)         (8)          (9)         (10)         (12)        (11)           (5)
                             ------      ------       ------       ------       ------      ------        ------
                             $1,482      $1,198       $1,900       $1,623       $1,284      $1,176        $1,050
                             ======      ======       ======       ======       ======      ======        ======

Fixed Charges
  Interest . . . . . . . .   $  500      $  497       $  654       $  397       $  361      $  369        $  356
  Portion of rental
  payments deemed to be
  interest . . . . . . . .      294         276          384          282          234         227           226
                             ------      ------       ------       ------       ------      ------        ------
                             $  794      $  773       $1,038       $  679       $  595      $  596        $  582
                             ======      ======       ======       ======       ======      ======        ======

Ratio of earnings to
  fixed charges . . . . .       1.9         1.5          1.8          2.4          2.2         2.0           1.8













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